Exhibit 5.1 May 10, 2023 Baltimore Gas and Electric Company 110 W. Fayette Street Baltimore, Maryland 21201 Re: Baltimore Gas and Electric Company Offering of $700,000,000 aggregate principal amount of its 5.400% Notes due 2053 Ladies and Gentlemen: We have acted as special counsel to and for Baltimore Gas and Electric Company, a Maryland corporation (the “Company”), in connection with the offer and sale of up to $700,000,000 in aggregate principal amount of the Company’s 5.400% Notes due 2053 (the “Notes”). The Notes are included in the Registration Statement on Form S-3ASR (Registration No. 333-266487-04) filed by the Company with the Securities and Exchange Commission (“SEC”) on August 3, 2022, and declared effective by the SEC on August 3, 2022 (together with the base prospectus dated August 3, 2022 contained therein and constituting a part thereof, the “Registration Statement”). In connection with the offer and sale of the Notes, the Company has filed with the SEC a preliminary prospectus supplement dated May 8, 2023 (the “Preliminary Prospectus Supplement”), a free writing prospectus (the “Free Writing Prospectus”) and a final prospectus supplement dated May 8, 2023 (the “Final Prospectus Supplement”). The Preliminary Prospectus Supplement and the Final Prospectus Supplement have each been filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), and the Free Writing Prospectus has been filed with the SEC pursuant to Rule 433 under the Securities Act. The Notes will be issued pursuant to an indenture dated as of September 1, 2019 (the “Indenture”) between the Company, as issuer, and U.S. Bank Trust Company, National Association, successor to U.S. Bank National Association, as trustee, and sold by the Company pursuant to the Underwriting Agreement dated May 8, 2023 (the “Underwriting Agreement”) among the Company and BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., MUFG Securities Americas Inc. and Scotia Capital (USA) Inc., on behalf of themselves and as representatives of the underwriters named in Schedule II to the Underwriting Agreement (collectively, the “Underwriters”).

Baltimore Gas and Electric Company May 10, 2023 Page 2 In connection with the preparation of this letter, we have, among other things, examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Preliminary Prospectus Supplement; (iii) the Free Writing Prospectus; (iv) the Final Prospectus Supplement; (v) the Underwriting Agreement; (vi) the Indenture; (vii) the Officer’s Certificate; (viii) the form of global note representing the Notes; (ix) the Company’s Amended and Restated Articles of Incorporation, as amended, in effect on the date hereof; (x) the Company’s Amended and Restated Bylaws, as amended, in effect on the date hereof; (xi) resolutions of the Company’s Board of Directors with respect to the offering of the Notes; and (xii) such other records, documents, certificates and statutes as we have deemed necessary for purposes of this opinion letter. In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, the validity and enforceability of any electronic signature on a document delivered from an authorized person, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and have also assumed the due authorization of all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties. We have not undertaken any search of court records for purposes of this letter. Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter, we advise you that: 1. The Company is duly incorporated and validly existing under the laws of the State of Maryland. 2. Based upon, and subject to, the foregoing, and subject to the qualifications, assumptions and limitations herein stated, we are of the opinion that, subject to the completion of

Baltimore Gas and Electric Company May 10, 2023 Page 3 the actions to be taken by the Company, the Trustee and the Underwriters prior to the sale of the Notes, the Notes, when duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the Underwriting Agreement, and upon payment in full of the consideration therefor as provided in the Underwriting Agreement, will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law). Our advice on every legal issue addressed in this letter is based exclusively on the General Corporation Law of the State of Maryland and the federal laws of the United States. We express no opinion as to the application of the securities or blue sky laws of the various states or the State of Maryland to the Notes. This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason. We hereby consent to your filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed May 10, 2023 and we further consent to the reference to our firm under the caption “Legal Matters” in the Preliminary Prospectus Supplement and the Final Prospectus Supplement, and to any reference to our firm in the Registration Statement as legal counsel who have passed upon certain legal matters regarding the Notes proposed to be issued thereunder. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act, or the Rules and Regulations of the SEC issued thereunder, with respect to any part of the Registration Statement or any related prospectus or prospectus supplement, including this exhibit. Sincerely, /s/ McKennon Shelton & Henn LLP 04186737/SSC